Exhibit 10.25

TWENTY-SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

                THIS TWENTY-SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of June 30, 2007 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

                WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth and Twenty-First Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005, June 15, 2005, February 1, 2006, April 29, 2006, November 10, 2006, January 8, 2007 and April 29, 2007, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower:  (i) a $6,500,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $7,899,332.98 (the “Term Loan”), and (iii) an $11,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”); and

                WHEREAS, Borrower has asked Lender to (i) renew the Revolving Loan until June 30, 2008, and (ii) make Borrower a new $9,000,000.00 non-revolving equipment line of credit loan with term conversion feature, (iii) eliminate one of Borrower’s financial covenants set forth in the Loan Agreement, and (iv) make certain other changes to the Loan Agreement; and

                WHEREAS, Lender has agreed to the foregoing loan requests provided Borrower executes and delivers such documents and instruments required by Lender, including, the promissory note described below and this Amendment;

                NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definitions of “Loans”, “Notes”, and “Termination Date” in Section 1.1 of the Loan Agreement, are each amended in its entirety to read as follows:

                “Loans” shall mean collectively, the Revolving Loan, the Term Loan, the Equipment Loan, the Equipment Loan No. 2, all future loans made by the Lender to the Borrower, and all extensions, renewals, amendments, refinancings, modifications, consolidations, conversions, and increases thereof or thereto.

                “Notes” shall mean collectively, the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2, all notes executed by Borrower evidencing future loans made by Lender to Borrower, and all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto.

                “Termination Date” shall mean June 30, 2008, or such earlier date upon which the Revolving Note becomes due and payable.

3.             Section 1.1 of the Loan Agreement is amended to add the following new definitions:

                “Equipment Loan No. 2” shall have the meaning set forth in Section 3B hereof.

                “Equipment Note No. 2” shall have the meaning set forth in Section 3B hereof.

4.             In Section 1.1 of the Loan Agreement, the definition of “Indebtedness” is amended to add the following new subsection therein following Subsection (2A) therein:

“(2B) the Equipment Loan No. 2, together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof; and”

5.             The first sentence of the first paragraph in Section 2.3 of the Loan Agreement is amended to read as follows:

                “2.3         Revolving Note.  The Revolving Loan shall be evidenced by a renewal revolving note, executed by the Borrower, dated June 30, 2007, payable to the Lender on June 30, 2008, and in the principal sum of Six Million Five Hundred Thousand and 00/100 ($6,500,000.00) Dollars (the “Revolving Note”).”

Hereafter, all references in the Loan Agreement and in this Amendment to the term “Revolving Note” shall be deemed to refer to the aforesaid renewal revolving note dated June 30, 2007 in the principal sum of $6,500,000.00, executed by Borrower, payable to the order of Lender on June 30, 2008, together with interest payable monthly as therein described.

6.             The Loan Agreement is hereby amended to add the following new subsection 3B thereto:

“              SECTION 3B. EQUIPMENT LOAN NO. 2.

                3B.1        Equipment Line of Credit.  The Lender agrees to extend to the Borrower a non-revolving equipment line of credit in the principal amount of Nine Million and 00/100 ($9,000,000.00) Dollars (such loan, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, the “Equipment Loan No. 2”).  The Equipment Loan No. 2 shall be evidenced by an equipment line note dated June 30, 2007 executed by Borrower in the principal sum of Nine Million and 00/100

($9,000,000.00) Dollars (such note, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, the “Equipment Note No. 2”).  The Equipment Note No. 2 shall be payable to the order of the Lender in installments of principal and interest, calculated at the applicable rate set forth in the Equipment Note No. 2, the terms of which are incorporated herein by reference.

                The proceeds of the Equipment Loan No. 2 shall be used by Borrower solely to purchase new and used equipment to be used in Borrower’s business.  Lender shall advance one hundred percent (100%) against the invoice cost (excluding all soft costs) of the equipment being purchased.  Borrower will provide the Lender with copies of the invoices and any purchase agreements for such equipment.

                3B.2.       Prepayment Penalty.  If the Equipment Note No. 2 provides that Borrower is required to pay a prepayment penalty in connection with any prepayment thereon, upon the occurrence of each prepayment on such Equipment Note No. 2, the Borrower shall pay the Lender the prepayment penalty calculated in accordance with the terms of the Equipment Note No. 2.”

7.             Section 14.1 of the Loan Agreement is amended in its entirety to read as follows:

“              14.1  Financial Covenants.  Borrower covenants to Lender and agrees that so long as any Indebtedness shall remain unpaid:

                (a)           Cash Flow Coverage.  Borrower will maintain at the end of each fiscal year of Borrower a Cash Flow Coverage of not less than 1.3 to 1.0 (to be tested annually by the Lender).

                (b)           Total Unsubordinated Debt to Tangible Net Worth.  Borrower will maintain at all times a ratio of total unsubordinated Debt to Tangible Net Worth of not greater than 3.5 to 1.0 (to be tested quarterly by the Lender).

                The financial requirements set forth hereinabove shall be computed in accordance with GAAP.”

8.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment No. 2 and all other Indebtedness.

9.             Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note, the Equipment Note No. 2 and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

10.           In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

11.           Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect.  This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

12.           Borrower further agrees to reimburse the Lender for its legal fees incurred in documenting the aforesaid loan renewal, new equipment loan and other modifications hereinabove described.

IN WITNESS WHEREOF, the parties have entered into this Twenty-Second Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ J. Cameron Drecoll
J. Cameron Drecoll
Title:	President

Attest:

By:	/s/ Joan M. Drecoll
Joan M. Drecoll
Title:	Secretary

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ [ILLEGIBLE]
Title: